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NationsBank Corporation
Charlotte, NC 28255
Tel 704-386-5000



Pricing Supplement No. 0099 Dated October 10, 1995     Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and             File number:  33-57533
Prospectus Supplement dated February 28, 1995)


Subordinated Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  20,000,000.00
Issue Price:                             100.000%    $  20,000,000.00
Commission or Discount:                    2.400%    $     480,000.00
Proceeds to Company:                      97.600%    $  19,520,000.00


Agent:                            Smith Barney Inc., as Principal


Original Issue Date:              October 25, 1995
Stated Maturity Date:             October 25, 2010

Cusip #:                          63858S-AE-9

Form:                             Book entry only

Interest Rate:                    7.000% Fixed

Interest Payment Dates:           25th day of each month, commencing 11/25/95

Discount Note?                                                  No

May the Notes be redeemed by the Company prior to maturity?     Yes   10/25/00

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring October 25, 2000 and each Interest Payment Date occurring the 25th day of each month thereafter at a redemption price equal to 100% of the principal amount of the Notes upon at least 45 calendar days prior notice.


May the notes be repaid prior to maturity at the option of the holder?     No